As filed with the Securities and Exchange Commission on October 6, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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NEOS ETF Trust

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NEOS ETFs – Every Single Vote Matters Reminder (Video Transcript)

Troy Cates (00:01.00)

Hey everyone, Troy Cates from NEOS here. You've probably heard from us a few times about the shareholder vote, and there's a reason for that. It's because every single vote matters. We've always viewed our shareholders as partners in what we're building at NEOS, and this time is no different. Your vote allows us to continue managing the ETFs you're invested in while supporting future innovation as we prepare to join Goldman Sachs Asset Management. If you haven't voted yet, just click the link below. We really appreciate your support.